EXHIBIT 99.1

Harvard Bioscience Reports First Quarter 2018 Financial Results

-Reports GAAP and adjusted non-GAAP revenue of $26.8 million and $27.7 million, respectively, an increase of 48% and 15%, respectively-

HOLLISTON, Mass., May 02, 2018 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), or the Company, a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported its financial results for the quarter ended March 31, 2018.

“We are excited with the results we announced today, starting the year off on a positive note,” said Jeffrey A. Duchemin, President and Chief Executive Officer.  “Our topline and bottomline growth was driven by DSI and the performance of our electrophysiology product lines.  We have begun realizing revenue and cost synergies between DSI and the legacy Harvard Bioscience business, and are excited about the progress we’ve made to date and the prospects of synergies and cross-selling opportunities in the future.”

First Quarter Results

Revenue, as measured under generally accepted accounting principles, or GAAP, for the three months ended March 31, 2018 was $26.8 million, an increase of approximately 48.0%, or $8.7 million, compared to revenue of $18.1 million for the three months ended March 31, 2017.

Revenue, on a non-GAAP basis, which includes revenue generated by Denville Scientific, Inc., or Denville, for the periods presented prior to its sale, and excludes purchase accounting adjustments, was $27.7 million for the three months ended March 31, 2018, an increase of approximately 15%, or $3.5 million, compared to revenue of $24.2 million for the three months ended March 31, 2017.  For a reconciliation between GAAP and non-GAAP revenue and changes in revenues, refer to Exhibit 4 below.

Net loss, as measured under GAAP, was $4.1 million, or $0.11 per diluted share, for the three months ended March 31, 2018, compared to a loss of $1.1 million, or $0.03 per diluted share, for the same quarter in 2017.  The net loss for the three months ended March 31, 2018 was comprised of a $5.9 million loss from continuing operations and $1.8 million income from discontinued operations.  The net loss for the three months ended March 31, 2017 was comprised of a $0.7 million loss from continuing operations and a $0.3 million loss from discontinued operations.

Included in the GAAP net loss for the three months ended March 31, 2018 are purchase accounting expenses related to the Data Sciences International, or DSI, acquisition, transaction costs related to the DSI acquisition and Denville sale, all of which are partially offset by the gain on sale of Denville reported in discontinued operations.

Net income, on a non-GAAP basis, was $0.9 million, or $0.03 per diluted share, for the three months ended March 31, 2018, compared to $0.6 million, or $0.02 per diluted share, for the three months ended March 31, 2017. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 7 and 8 below, respectively.

2018 Financial Guidance

As of today, the Company is amending its financial guidance for full year 2018 by tightening the expected ranges for both revenue and diluted earnings per share. The Company now expects 2018 revenue to be between $120 million and $123 million.  This compares to the Company’s prior guidance of between $118 million and $123 million, which was previously issued on January 22, 2018 and reaffirmed on March 1, 2018.

The Company now expects to report full-year 2018 GAAP diluted loss per share of approximately $0.10 to $0.13 and non-GAAP diluted earnings per share of approximately $0.20 to $0.23. This compares to the Company’s prior guidance of full-year 2018 GAAP diluted earnings per share of $0.03 to $0.07 and non-GAAP diluted earnings per share of $0.19 to $0.23, which was previously issued on January 22, 2018 and reaffirmed on March 1, 2018.

The Company may incur charges, realize gains, or experience other events in 2018 that could cause actual results to vary from this guidance. Refer to Exhibit 9 below for a reconciliation between the GAAP diluted loss per share and non-GAAP diluted earnings per share guidance.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer, and Robert Gagnon, Chief Financial Officer, of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-888-771-4371, or international: 1-847-585-4405, and referencing the conference ID# 46853827.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through May 9, 2018.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/ and click “remind me”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted revenue, adjusted gross profit, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenue and income have excluded certain revenue and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, impairment charges, gains or losses from divestitures, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted revenue, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three months ended March 31, 2018 and 2017 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; the Company’s failure to successfully integrate acquired businesses or technologies, including DSI; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; newly enacted U.S. government tax reform; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company's inability to manage its growth; competition from the Company's competitors; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; information security incidents or cybersecurity breaches; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of Biostage, Inc., f/k/a Harvard Apparatus Regenerative Technology, Inc., or Biostage, to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2018	2017
Assets

Cash and cash equivalents	$5,991	$5,192
Trade receivables	18,958	13,382
Inventories	27,902	16,848
Property, plant and equipment	5,821	3,743
Goodwill and other intangibles	106,862	47,610
Other assets	5,413	4,215
Assets held for sale	-	18,364
Total assets	$170,947	$109,354

Liabilities and Stockholders' Equity

Total liabilities	$91,653	$28,454
Stockholders’ equity	79,294	80,900
Total liabilities and stockholders’ equity	$170,947	$109,354

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenues	$26,759	$18,086
Cost of revenues	13,490	8,509
Gross profit	13,269	9,577

Sales and marketing expenses	5,646	3,478
General and administrative expenses	5,384	4,788
Research and development expenses	2,402	1,285
Amortization of intangible assets	1,103	376
Total operating expenses	14,535	9,927

Operating loss	(1,266)	(350)

Other expense:
Foreign exchange	(347)	(143)
Interest expense, net	(894)	(163)
Other expense, net	(2,738)	(94)
Other expense, net	(3,979)	(400)

Loss from continuing operations before income taxes	(5,245)	(750)
Income tax expense (benefit)	605	(7)
Loss from continuing operations	(5,850)	(743)
Discontinued operations
Income (loss) from discontinued operations	913	(293)
Income tax (benefit) expense	(873)	30
Income (loss) from discontinued operations, net of tax	1,786	(323)
Net loss	$(4,064)	$(1,066)

Loss per share:
Basic loss per common share from continuing operations	$(0.16)	$(0.02)
Discontinued operations	0.05	(0.01)
Basic loss per common share	$(0.11)	$(0.03)

Diluted loss per common share from continuing operations	$(0.16)	$(0.02)
Discontinued operations	0.05	(0.01)
Diluted loss per common share	$(0.11)	$(0.03)

Weighted average common shares:
Basic	35,463	34,579

Diluted	35,463	34,579

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017

Cash flows from operations:
Net loss	$(4,064)	$(1,066)
Changes in assets and liabilities	4,149	(1,325)
Other adjustments to operating cash flows	363	1,781
Net cash provided by (used in) operating activities	448	(610)

Investing activities:
Additions to property, plant and equipment	(493)	(198)
Acquisitions, net of cash acquired	(67,413)	-
Dispositions, net of cash sold	15,730	-
Other investing activities	(13)	(30)
Net cash used in investing activities	(52,189)	(228)

Financing activities:
Proceeds from issuance of debt	67,000	1,000
Repayments of debt	(14,047)	(1,113)
Other financing activities	(1,709)	(155)
Net cash provided by (used in) financing activities	51,244	(268)

Effect of exchange rate changes on cash	755	109
Increase (decrease) in cash and cash equivalents	258	(997)
Cash and cash equivalents at the beginning of period, including cash included in assets held for sale	5,733	5,596
Cash and cash equivalents at the end of period	$5,991	$4,599

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017	Change (%)

GAAP revenue	$26,759	$18,086	48%

Adjustments:

Denville revenue reported within discontinued operations	893	6,070	-85%

Deferred revenue valuation adjustments on acquisition	52	-	100%

Non-GAAP adjusted revenue	$27,704	$24,156	15%

Foreign exchange effect on revenue			6%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017

GAAP gross profit	$13,269	$9,577

Adjustments:

Denville Non-GAAP adjusted gross profit	360	1,923

Deferred revenue valuation charges on acquisition	52	-

Inventory valuation step-up charges on acquisition	1,492	-

Severance and restructuring charges	14	12

Stock-based compensation expense	11	12

Non-GAAP adjusted gross profit	$15,198	$11,524

GAAP gross profit percentage	49.6%	53.0%

Non-GAAP adjusted gross profit percentage	54.9%	47.7%

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Loss to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017

GAAP operating loss	$(1,266)	$(350)

Adjustments:

Amortization of intangible assets	1,103	376

Denville Non-GAAP adjusted operating income	17	11

Deferred revenue valuation charges on acquisition	52

Inventory valuation step-up charges on acquisition	1,492	-

Forensic investigation and remediation costs	-	236

Severance and restructuring charges	218	67

Stock-based compensation expense	862	840

Non-GAAP adjusted operating income	$2,478	$1,180

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017

GAAP net loss	$(4,064)	$(1,066)

Adjustments:

Amortization of intangible assets	1,103	376

Denville Non-GAAP adjusted income before taxes	17	11

Denville Non-GAAP adjustments included in discontinued operations (A)	(913)	290

Deferred revenue valuation charges on acquisition	52	-

Inventory valuation step-up charges on acquisition	1,492	-

Forensic investigation and remediation costs	-	236

Severance and restructuring charges	218	67

Acquisition, disposition and integration costs	2,675	74

Stock-based compensation expense	862	840

Income taxes (B)	(512)	(208)

Non-GAAP adjusted net income	$930	$620

(A) For the three months ended March 31, 2018, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $1,227 gain on sale, $47 in amortization of intangible assets, $132 in disposition costs, and $150 in stock-based compensation expense. For the three months ended March 31, 2017, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included $222 in amortization of intangible assets, $53 in severance and restructuring charges, and $23 in stock-based compensation expense.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAAP diluted loss per common share	$(0.11)	$(0.03)

Adjustments:

Amortization of intangible assets	0.03	0.01

Denville Non-GAAP adjustments included in discontinued operations	(0.03)	0.01

Inventory valuation step-up charges on acquisition	0.04	-

Forensic investigation and remediation costs	-	0.01

Severance and restructuring charges	0.01	-

Acquisition, disposition and integration costs	0.08	-

Stock-based compensation expense	0.02	0.02

Income taxes (A)	(0.01)	-

Non-GAAP adjusted diluted earnings per common share	$0.03	$0.02

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2018 GAAP Diluted Loss per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted loss per common share (A)	$(0.10) - (0.13)

Adjustments:

Amortization of intangible assets	0.16

Denville Non-GAAP adjustments included in discontinued operations	(0.03)

Deferred revenue valuation charges on acquisition	0.01

Inventory valuation step-up charges on acquisition	0.11

Severance and restructuring charges	0.01

Acquisition and disposition costs	0.07

Stock-based compensation expense	0.10

Income taxes (B)	(0.10)

Non-GAAP adjusted diluted earnings per common share (A)	$0.20 - 0.23

(A) This guidance excludes, among other things, the impact of future acquisitions, acquisition costs, restructuring charges, or other one time charges.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Corey Manchester Director, Finance and Investor Relations Tel: 508 893 8999 Fax: 508 429 8478